  Exhibit 99.2

JOE C. NEAL & ASSOCIATES
PETROLEUM ENGINEERING CONSULTANTS 526 E. FM120, SUITE 3
POTTSBORO, TEXAS 75076 432-683-4371 or 432-553-0607
E-Mail: h o lann ea l @ mail.com

March 18, 2017

JOE C. NEAL & ASSOCIATES is an Independent Petroleum Engineering Consulting Firm that has been providing Petroleum Consulting services throughout the United States for over 50 years. JOE C. NEAL & ASSOCIATES does not have any financial interest, including stock ownership, in FieldPoint. Our fees were not contingent on the results of our evaluation. This letter report has been prepared at the request of FieldPoint and should not be used for purposes other than those for which it is intended. JOE C. NEAL & ASSOCIATES has used all procedures and methods that it considers necessary to prepare this report.

Standard Board and Rules 4-lO(a) (1)-(32) of Regulation S-X and Rules 302(b), 1201, 1202(a) (1), (2), (3), (4), (8), and 1203(a) of Regulations S-K of the Securities and Exchange Commission; provided, however, future income tax expenses have not been taken into account in estimating the future new reven ue and present worth values set forth herein.

Submitted, Licensed Professional Engineer Registration Number: 23238 Registered Professional Engineering Firm Registration Number: F-001308

JCN/FieldPoint Petroleum Corporation
REF: 17004

CERTIFICATE OF QUALIFICATION

I, Joe Neal, Petroleum Engineer with JOE C. NEAL & ASSOCIATES, 526 E. FM120, Suite
#3, Pottsboro, Texas 75076, U.S.A., hereby certify:

1.
That I am the owner of JOE C. NEAL & ASSOCIATES, which company did prepare the letter report addressed to FieldPoint dated March 18, 2017, and that I, as owner, was responsible for the preparation of this report.

2.
That I attended Oklahoma State University, and that I graduated with a Bachelor of Science degree in Mechanical Engineering in the year 1956; that I am a Registered Professional Engineer in the State of Texas; that I am a member of the International Society of Petroleum Engineers and that I have in excess of 50 years of experience in the oil and gas reservoir studies and reserves evaluations.

Licensed Professional Engineer Registration Number: 23238 Registered Professional Engineering Firm Registration Number: F-001308

JCN/FieldPoint Petroleum Corporation REF: 17004
REF: 17004